UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C
INFORMATION REQUIRED IN INFORMATION STATEMENT
(RULE 14C-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of 1934
Check the appropriate box:

[  ]           Preliminary Information Statement
[   ]          Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]          Definitive Information Statement

Medican Enterprises, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-53408	87-0474017
(Commission File Number)	(IRS Employer Identification No.)

 3440 E. Russell Road
Las Vegas, NV 89120
(Address of principal executive offices and zip code)

(800) 416-8802
 (Registrant's telephone number including area code)

Payment of Filing Fee (check the appropriate box):

[X]           No fee required

[  ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Medican Enterprises, Inc.
3440 E. Russell Road
Las Vegas, NV 89120

Dear Shareholders:

The purpose of this Information Statement is to inform the holders of record as of the close of business on January 8, 2015, of shares of the common stock with voting power of Medican Enterprises, Inc., a Nevada corporation (the “ Company ”), that our Board of Directors and shareholders holding 31,515,624 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which represent approximately 52.43% of our voting power, by written consent in lieu of a meeting of shareholders, have approved the following actions:

(i) To amend the Company’s articles of incorporation to increase the Company’s authorized shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share;

(ii) To amend the Company’s articles of incorporation to effect a reverse stock split of all the outstanding shares of the Company’s Common Stock and at a ratio not to exceed one post-split share per ten pre-split shares (1:10) and at an appropriate time as the Board of Directors shall determine.

These actions were approved on January 8, 2015 by our Board of Directors and shareholders holding 31,515,624 shares of Common Stock representing approximately 52.43% of the total 60,111,408 issued and outstanding shares of voting stock of the Company.  We anticipate an effective date as soon as possible but not less than 20 days from the date this Information Statement is first mailed to our shareholders.  A majority of our shareholders approved this action by written consent in lieu of a special meeting in accordance with the NRS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 78.390 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934.  This Information Statement is first mailed to you on or about January 26, 2015.

Please feel free to call us at (800) 416-8802 should you have any questions on the enclosed Information Statement.

Medican Enterprises, Inc.

/s/ Kenneth Williams
Kenneth Williams
Chief Executive Officer & Director

Medican Enterprises, Inc.
3440 E. Russell Road
Las Vegas, NV 89120
Telephone: (800) 416-8802

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
THE MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished to the shareholders of Medican Enterprises, Inc. (the “ Shareholders ”), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”) to notify such Shareholder that on or about January 8, 2015, the Company received written consents in lieu of a meeting of Shareholders from several shareholders of 31,515,624 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), representing approximately 52.43% of the total 60,111,408 issued and outstanding shares of voting stock of the Company (the “ Majority Shareholders ”), to amend the Company’s articles of incorporation  to: (i) increase the Company’s authorized shares of Common Stock from 100,000,000 shares of Common Stock to 1,000,000,000 shares of Common Stock (the “Authorized Increase”), and (ii) effect a reverse stock split of the currently issued and outstanding shares of the Company’s Common Stock at a ratio not to exceed one post-split share per ten pre-split shares (1:10) and at an appropriate time to be determined at the discretion of the Board (the “Reverse Stock Split”).

On January 8, 2015, the Board approved the above actions, subject to approval by a majority of the Shareholders. That same day, shareholders of a majority of the common shares of the Company voted to approve the corporate actions.

The above actions will become effective as soon as possible but not less than 20 days after the date this Information Statement is first mailed to our Shareholders (the “Effective Date”) in accordance with the written consent of the holder of a majority of our issued and outstanding voting securities.

The Board of Directors has fixed January 8, 2015, as the record date (the “Record Date”) for determining those of our Shareholders entitled to receive this information statement.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, this Information Statement is first being mailed on or about January __, 2015, to our shareholders and is being delivered to inform you of the corporate action described herein in accordance with Section 78.390 of the NRS and Rule 14c-2 of the Securities Exchange Act of 1934.  We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SHAREHOLDER APPROVAL

On January 8, 2015, there were 60,111,408 shares of our Common Stock issued and outstanding.  Our Common Stock is our only class of voting securities.  Each share of Common Stock has one vote per share on all matters submitted to a vote of our shareholders.  Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company, or at least 30,055,705 votes, is required to approve the Authorized Increase and Reverse Stock Split by written consent. Several of our Majority Stockholders, who as of the Record Date collectively hold 31,515,624 shares of Common Stock (approximately 52.43% of the total class of Common Stock), has voted in favor of the actions, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the names of a majority of the shareholders that approved the corporate actions, the number of shares of Common Stock owned by each Shareholder, the total number of shares that the majority of the shareholders voted in favor of the actions, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Shareholder	Number of Shares Owned by Shareholder	Number of shares of Common Stock that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Action
Kenneth Williams	17,165,624	17,165,624	28.56%
Canada Bioceutical Corp.	4,000,000	4,000,000	6.65%
Green Grow, LLC	4,000,000	4,000,000	6.65%
Keyhole Kapital Inc.	2,000,000	2,000,000	3.33%
Norman James Payton	2,000,000	2,000,000	3.33%
Jade Mercantile Ltd.	1,000,000	1,000,000	1.66%
Fong Capital Holdings Ltd.	500,000	500,000	0.83%
Perera Holdings Ltd.	500,000	500,000	0.83%
Wayne Hansen	200,000	200,000	0.33%
Gary Johnson	110,000	110,000	0.18%
Michael Thompson	40,000	40,000	0.07%

Total	31,515,624	31,515,624	52.43%

ACTIONS TO BE TAKEN

The actions will become effective on the date that we file Certificates of Amendment to the Company’s Articles of Incorporation, as amended, (the “ Amendment(s) ”), with the State of Nevada. We intend to file the Amendments with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders, or upon the further instruction of the Board.

AMENDMENT TO INCREASE AUTHORIZED SHARES

Our Board and a majority of the holders of our Common Stock have approved an amendment to our Articles of Incorporation to increase the Company’s authorized shares of Common Stock from 100,000,000 shares to 1,000,000,000 shares. The purpose and effect of increasing the Company’s authorized shares is to augment liquidity, enhance corporate flexibility, and advance the Company’s ability to finance and develop the operations of our business.  Increasing the Company’s authorized shares of Common Stock will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from its Shareholders.

 The increase in our authorized shares of common stock may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in the Company, even though the Majority Stockholders own approximately 52.43% of our currently outstanding voting securities. Our ability to issue a vastly increased number of voting securities may lead to an increase in the number of votes required in order to approve a future change in control and may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger or other transaction. The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause. Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders. Despite these potential anti-takeover effects, however, the Board of Directors believed that the financial flexibility afforded by any increase in our authorized common stock outweighed any potential disadvantages. Our management and our Board of Directors have no present intention to use the increased number of authorized common shares for any anti-takeover purpose.

Our issuance of any additional shares of our Common Stock in the future may dilute both the equity interests and the earnings per share of our existing Shareholders. Such dilution may be substantial, depending on the number of shares issued. Any newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

A copy of the proposed form of Certificate of Amendment of the Articles of Incorporation is attached to this Information Statement as Exhibit A.

REVERSE STOCK SPLIT

The Board has approved an amendment to the Company’s articles of incorporation to effect a reverse stock split of all the outstanding shares of the Company’s Common Stock at a ratio not to exceed one post-split share per ten pre-split shares (1:10) and at the appropriate time as the Board of Directors shall determine. As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

The Board believes the Reverse Stock Split is necessary and advisable in order for the Company to maintain the Company’s financing and capital raising ability. Accordingly, it is the Board’s opinion that the Reverse Stock Split will better position the Company to continue and/or expand operations.

Upon effectiveness of the Reverse Stock Split, (i) the number of shares of Common Stock issued and outstanding immediately prior thereto would be reduced according to the ratio approved by the Board of Directors, and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Except for adjustments to the number of shares of Common Stock a shareholder may own as a result from the treatment of fractional shares in the Reverse Stock Split, which will be rounded up to the nearest whole number, each shareholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split would improve the marketability and liquidity of the Common Stock and would encourage interest and trading in the Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board confirms this transaction would not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

The Board may determine in its discretion the exchange ratio for the Reverse Stock Split, provided that such ratio does not exceed 1-for-10, whereby one post-Reverse Stock Split share of Common Stock (the “New Shares”) is exchanged for up to 10 pre-Reverse Stock Split shares of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (the “Old Shares”). In determining the range of Reverse Stock Split ratios, the Board considered numerous factors, including:
•	the historical and projected performance of the Common Stock and volume level before and after the Reverse Stock Split;

•	the prevailing trading price for the Common Stock and the volume level thereof;

•	potential devaluation of our market capitalization as a result of the Reverse Stock Split;

•	prevailing market conditions and general economic and other related conditions prevailing in our industry and in the marketplace generally; and

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock.

In evaluating the Reverse Stock Split, the Board also took into consideration negative factors associated with reverse stock splits in general. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split will likely be in the best interests of the Company and its shareholders and that the Board should have discretion to implement the Reverse Stock Split.

Effects of the Reverse Stock Split

If the Board determines to effectuate the Reverse Stock Split, it will be effected simultaneously for all our then-existing Old Shares and the exchange ratio will be the same for all of our shares of outstanding Common Stock. Upon the effectiveness of the Reverse Stock Split, each Shareholder would beneficially own a reduced number of shares of Common Stock. The Reverse Stock Split would affect all of the Company’s Shareholders uniformly and would not affect any Shareholder’s percentage ownership interests, except to the extent that the Reverse Stock Split would result in any of the Shareholders owning a fractional share as described herein. The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Shareholders do not have preemptive rights to acquire additional shares of Common Stock. The number of shareholders of record would also not be affected by the Reverse Stock Split, as any of our Shareholders who have less than one share following the Reverse Stock Split will be rounded up to one share.

The Reverse Stock Split will have the result of creating additional shares of Common Stock that are authorized and available for issuance. This increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions, which would make a change in control of the Company more difficult, and therefore less likely. Management’s use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent Shareholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional shares of Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Any additional shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of Common Stock. The Company does not anticipate that it would seek authorization from the Shareholders for issuance of such additional shares unless required by applicable law or regulations.

The following table summarizes the effects of the Reverse Stock Split upon the Company’s outstanding Common Stock in various ratios, assuming that (i) there are 60,111,408 shares of Common Stock outstanding immediately prior to the Reverse Stock Split and (ii) that the Board executes our authorized shares of Common Stock is not reduced.

Reverse Stock Split Ratio	Type of Stock		Number of Shares
No Split	Common Stock	Authorized	100,000,000
		Issued and Outstanding	60,111,408
		Authorized but Unissued	39,888,592
1:10	Common Stock	Authorized	100,000,000
		Issued and Outstanding	6,011,141
		Authorized but Unissued	93,988,859
1:5	Common Stock	Authorized	100,000,000
		Issued and Outstanding	12,022,282
		Authorized but Unissued	87,977,718
1:2	Common Stock	Authorized	100,000,000
		Issued and Outstanding	30,055,704
		Authorized but Unissued	69,944,296

Certain U.S. Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each Shareholder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as Shareholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders who are not “United States persons” as defined in section 7701(a)(30) of the Code, broker-dealers and tax-exempt entities. This summary is based on the Code, the Treasury regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the IRS, all of which are subject to change, possibly with retroactive effect. This summary addresses only those Shareholders who hold their Old Shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the New Shares as capital assets.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

We are structuring the Reverse Stock Split in an effort to obtain the following consequences:

•	the Reverse Stock Split will qualify as a recapitalization under section 368(a)(1)(E) of the Code for U.S. federal income tax purposes;

•	Shareholders should not recognize any gain or loss as a result of the Reverse Stock Split;

•	the aggregate basis of a Shareholder’s Old Shares will become the aggregate basis of the New Shares held by such stockholder immediately after the Reverse Stock Split; and

•	the holding period of the New Shares will include the Shareholder’s holding period for the Old Shares.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Reverse Stock Split of our Common Stock.

No Appraisal Rights

Our Shareholders will not have any right to elect to have the fair value of their shares judicially appraised and paid to them in cash in connection with, or as a result of, the Reverse Stock Split.

Effective Date of the Reverse Stock Split

We intend to effectuate the Reverse Stock Split at some time in the future.  However, the exact timing of the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our Shareholders. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders. The Reverse Stock Split will become effective at a later date and time specified in the Articles of Amendment (the “Effective Time”), but in no event prior to the end of the 20-day period following the date on which this Information Statement is mailed first to our Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

(i) each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;
(ii) each director;
(iii) each executive officer; and
(iv) all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.  Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from January 8, 2015, upon the exercise of options, warrants, convertible securities or other understandings.  We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of January 8, 2015, have been exercised or converted.

Amount of Beneficial Ownership of Common Stock
Name	# of Shares	% of Class
Kenneth Williams, Chief Executive Officer and Director	17,165,624	28.56%
Wayne Hansen, Chief Financial Officer	200,000	0.33%
Michael Thompson, Director	40,000	0.07%
Gary Johnson, Director	110,000	0.18%
All Officers and Directors as a group	17,515,624	29.14%

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

 DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Shareholders who share a single address unless we received contrary instructions from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Medican Enterprises, Inc., 3440 E. Russell Road, Las Vegas, NV 89120, attention: Chief Executive Officer.

If multiple Shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current Shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Kenneth Williams

Kenneth Williams
Chief Executive Officer and Director

EXHIBIT A

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
MEDICAN ENTERPRISES, INC.
(Under Section 78.390 of the Nevada Revised Statutes)

The undersigned, being the Chief Executive Officer of Medican Enterprises, Inc., a corporation organized and existing under and by virtue of the laws of Nevada (the “ Company ”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Company as required by Section 78.390 of the Nevada Revised Statutes:

WHEREAS, as provided in the Company’s Articles of Incorporation, the Company has authorized 100,000,000 shares of common stock, par value $0.001 per share.

NOW, THEREFORE, BE IT RESOLVED , that the Board of Directors approves and hereby amends the Corporation’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share; and be it further

RESOLVED, that Article I of the Company’s Articles of Incorporation be and hereby is replaced, in its entirety, by the following:

The Company’s authorized shares of common stock are 1,000,000,000 shares of common stock, par value $0.001 per share.

Effective Date

These Articles of Amendment shall become effective upon filing with the Nevada Secretary of State.

IN WITNESS WHEREOF, the undersigned, being the President and a Director of the Company, has executed these Articles of Amendment as of January 8, 2015.

Medican Enterprises, Inc.

/s/Kenneth Williams
Kenneth Williams
Chief Executive Officer & Director

EXHIBIT B

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
OF
MEDICAN ENTERPRISES, INC.

The undersigned, being all of the members of the board of directors (the “Board”) of Medican Enterprises, Inc. a Nevada corporation (the “ Company ”), hereby consent, pursuant to the laws of the State of Nevada, to the adoption of the following resolutions taking or authorizing the actions specified therein without a meeting:

RESOLVED, that the Board of Directors be and hereby amends the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share; and be it further

RESOLVED, that the Board of Directors may in the future authorize a reverse stock split of all the outstanding shares of the Company’s Common Stock and at an exchange ratio not to exceed one post-split share per ten pre-split shares (1:10) to be determined at the discretion of the Board; and be it further

RESOLVED, that the Company submit to the holders of its voting stock for approval, the Certificate of Amendment authorizing the increase in the Company’s authorized shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share; and be it further

RESOLVED, that the Company submit to the holders of its voting stock for approval, the authorization of a reverse stock split of all the outstanding shares of the Company’s Common Stock and at an exchange ratio not to exceed one post-split share per ten pre-split shares (1:10) to be determined at the discretion of the Board.

RESOLVED, that as used in these resolutions, the term “the proper officers” of the Company shall mean the Chief Executive Officer, the President and the Chief Financial Officer of the Company, and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Company; and that the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions; and be it further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

This Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 8th day of January, 2015.

MEDICAN ENTERPRISES, INC.

    /s/ Kenneth Williams
 Kenneth Williams, Chief Executive Officer & Director

    /s/ Michael Thompson
Michael Thompson, Director

    /s/ Gary Johnson
 Gary Johnson, Director

 EXHIBIT C

WRITTEN CONSENT
OF THE HOLDERS OF A MAJORITY OF THE
VOTING STOCK
OF
MEDICAN ENTERPRISES, INC.

The undersigned, constituting the holder of a majority of the shares of Common Stock (the “Shareholder”) of Medican Enterprises, Inc., a Nevada corporation (the “ Company ”), does hereby adopt by this written consent, the following resolution with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, the Board of Directors of the Company, having considered the action to increase the Company’s authorized shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share, and deems such action advisable and in the best interest of the Company and its Shareholders.

WHEREAS, the Board of Directors of the Company, having considered the action to authorize a reverse stock split of all the outstanding shares of the Company’s Common Stock and at an exchange ratio not to exceed one post-split share per ten pre-split shares (1:10) to be determined at the discretion of the Board.

NOW, THEREFORE, BE IT

RESOLVED, that the Articles of Incorporation of the Company be and hereby are amended to increase the Company’s authorized shares of common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share; and be it further

RESOLVED, to authorize a reverse stock split of all the outstanding shares of the Company’s Common Stock and at an exchange ratio not to exceed one post-split share per ten pre-split shares (1:10) to be determined at the discretion of the Board; and be it further

RESOLVED, that the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A  authorizing the increase in the Company’s authorized shares be and hereby is in all respects approved.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the 8th day of January, 2015.

/s/Kenneth Williams	/s/Wayne Hansen
Kenneth Williams	Wayne Hansen
No. of Shares of Common Stock: 17,165,264	No. of Shares of Common Stock: 200,000

/s/ David Rees	/s/Norman James Payton
Green Grow, LLC	Norman James Payton
No. of Shares of Common Stock: 4,000,000	No. of Shares of Common Stock: 2,000,000

/s/_Rick Brar
Canada Bioceutical Corp.
No. of Shares of Common Stock: 4,000,000

/s/John Lorencz	/s/ Dave Fong
Keyhole Kapital Inc.	Fong Capital Holdings Ltd.
No. of Shares of Common Stock: 2,000,000	No. of Shares of Common Stock: 500,000

/s/John Lorencz	/s/ Sam Perera
Jade Mercantile Ltd.	Perera Holdings Ltd.
No. of Shares of Common Stock: 1,000,000	No. of Shares of Common Stock: 500,000

/s/ Gary Johnson	/s/ Michael Thompson
Gary Johnson	Michael Thompson
No. of Shares of Common Stock: 110,000	No. of Shares of Common Stock: 40,000